UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 6, 2007

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046-0908

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

We entered into the Waiver and Fourth Amendment, effective as of November 6, 2007, to our Third Amended and Restated Credit Agreement, dated May 26, 2006, as amended (the “Credit Agreement’), with Toronto Dominion (Texas) LLC, as agent, and the lenders and the issuers of letters of credit thereunder. The Waiver and Fourth Amendment provides for a re-determination of the borrowing base and an increase in the amount available under the revolving loan facility. Effective as of November 6, 2007, the borrowing base is $710 million and the amount available under the revolving loan facility is $500 million (representing an increase of $200 million from the previous amount available), subject to re-determination on March 1 and September 1 of each year or as otherwise adjusted under the terms of the Credit Agreement.

The foregoing description of the Waiver and Fourth Amendment does not purport to be complete, and is qualified in its entirety by reference to the Waiver and Fourth Amendment, a copy of which is attached to this Form 8-K as Exhibit10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement, as amended

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)
Dated: November 6, 2007	By:	/S/ JOHN D. GIBBONS
John D. Gibbons Senior Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Waiver and Fourth Amendment to Third Amended and Restated Credit Agreement, as amended

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